Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207928

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 7, 2019.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 15, 2016)

               shares of Common Stock

Warrants to Purchase                   shares of Common Stock

 Pre-Funded Warrants to Purchase shares of Common Stock

We are offering                  shares of our common stock (the “Common Stock”) to purchase shares of Common Stock, in lieu of purchasing Common Stock, and warrants (the “Warrants”) to purchase up to shares of our Common Stock. Each share of Common Stock we sell in this offering will be accompanied by a Warrant to purchase shares of Common Stock at an exercise price of $            . Each share of Common Stock and accompanying Warrant are being sold at a combined purchase price of $            . The shares of Common Stock and Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We offering to certain investors pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, in lieu of purchasing Common Stock, pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of our Common Stock are being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. Each Pre-Funded Warrant we sell in this offering will be accompanied by a Warrant to purchase shares of Common Stock at an exercise price of $ . Each Pre-Funded Warrant and accompanying Warrant are being sold at a combined purchase price of $ . The Pre-Funded Warrants and Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Warrants and Pre-Funded Warrants. We have also granted the underwriter a period of 30 days to purchase up to additional shares of Common Stock (or Pre-Funded Warrants, if applicable) and/or additional Warrants.

The proceeds to us before expenses in this offering will be $ . We estimate the total expenses of this offering will be $       .

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “MNGA.” On February 6, 2019, the last reported sales price for our Common Stock on The Nasdaq Capital Market was $2.47 per share. We do not intend to list the Warrants or the Pre-Funded Warrants, nor do we expect the Warrants or the Pre-Funded Warrants to be quoted, on any securities exchange.

On January 31, 2019, the Company changed its name from “MagneGas Applied Technology Solutions, Inc.” to “Taronis Technologies, Inc.” and, as of January 30, 2019 at 5 p.m. Eastern Time, effected a one-for-20 reverse stock split, whereby every 20 shares of Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share.

 Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	$	$
Underwriting discounts (1)	$	$	$
Proceeds to us, before expenses (2)(3)	$	$	$

(1)	We have agreed to reimburse the underwriter for expenses incurred by it in an amount not to exceed $60,000. See “Underwriting” for additional disclosure regarding total underwriting compensation.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants or the Pre-Funded Warrants.
(3)	We have granted the underwriter an option for a period of 30 days to purchase up to additional shares of Common Stock (or Pre-Funded Warrants, if applicable) and/or additional Warrants. If the underwriter exercises this option in full, the underwriting discounts payable by us will be $ and the total proceeds to us, before expenses, will be $ .

The underwriter expects to deliver the shares of Common Stock, the Warrants and the Pre-Funded Warrants to investors on or about February , 2019.

Sole Underwriter and Book-running Manager

Maxim Group LLC

Prospectus Supplement dated February , 2019.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated June 15, 2016 form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references to the terms “we,” “us,” “our,” and the “company” throughout this prospectus supplement mean Taronis Technologies, Inc. and its subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, respectively regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Company

Taronis Technologies, Inc. (“Taronis” or the “Company”) is a renewable resources and environmental conservation company. The Company owns a patented plasma arc technology that enables end-use applications for fuel generation and water decontamination. The Company’s fuel technology enables a wide use of hydrocarbon-based waste streams to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is highly competitive with acetylene. The Company distributes this proprietary metal cutting fuel through independent distributors in the United States and through its wholly owned distributors: Equipment Sales & Service, Inc., MWS Green Arc Acquisition LLC (“Green Arc Supply”), Paris Oxygen Company, Latex Welding Supply, Inc., Tyler Welders Supply, Inc., United Welding Specialties of Longview, Inc., Trico Welding Supplies, Inc. and NG Enterprises Acquisition, LLC (“Complete Welding of San Diego”). The Company operates 17 locations across California, Texas, Louisiana and Florida.

Taronis also owns a patented technology that it is developing for the decontamination of waste water. This technology has demonstrated an impact on water sterilization in testing settings. We believe this process is capable of reducing or eliminating contaminants such as antibiotics and other soluble drugs, hormones and harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. This technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets.

On January 31, 2019, the Company changed its name from “MagneGas Applied Technology Solutions, Inc.” to “Taronis Technologies, Inc.”.

Recent Developments: Acquisitions and Strategy

Since September 30, 2018, we acquired four gas distribution businesses:

●	On October 17, 2018, we entered into a Securities Purchase Agreement to acquire all of the shares of Paris Oxygen Company, an independent industrial gas and welding supply distributor based in Paris, Texas. Consideration for the transaction was $1.25 million, paid at closing.

●	On October 22, 2018, we entered into a Securities Purchase Agreement to acquire all of the shares of Latex Welding Supply, an independent industrial gas and welding supply distributor based in Shreveport, Louisiana. Consideration for the transaction was $1.50 million, paid at closing.

●	On October 26, 2018, we entered into a Securities Purchase Agreement to acquire all of the shares of United Welding Specialties of Longview, Inc., an independent industrial gas and welding supply distributor based in Longview, Texas. Consideration for the transaction was $0.75 million, paid at closing.

●	On January 16, 2019, we entered into a Securities Purchase Agreement to acquire all of the share capital of Tyler Welders Supply, Inc., one of the largest remaining independent industrial gas and welding supply distributors in East Texas. Consideration for the transaction was $2.5 million, paid at closing.

We have made significant progress ramping up our strategic growth initiative since the beginning of fiscal year 2018, as we acquired seven gas distribution businesses during that time, with approximately $9 million of annualized revenues. We are focused on acquiring well-run businesses in strategic markets across our footprint that will drive additional production capacity and other operating synergies.

S-2

Patents and Trademarks

Taronis has patent ownership on technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. The Company owns U.S. Patent No. 6,972,118 titled, “Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;” and U.S. Patent No. 8,236,150 titled, “Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs.” In addition to this patent, the Company has several patents pending. The Company also has a 20% ownership interest in certain subsidiaries that control intellectual property in Europe, Africa and China.

Each of the patents identified below have been assigned to MagneGas IP, LLC, a wholly owned subsidiary of the Company, and have defects in their chain of title. The Company believes that it has corrected the chain of title defects and that it owns the patents listed below. However, there is a risk that the patents listed below are vulnerable to ownership and/or validity challenges.

●	U.S. Patent No. 6,183,604 – issued February 6, 2001, expires August 11, 2019, titled “Durable and efficient equipment for the production of a combustible and non-pollutant gas from underwater arcs and method therefor;”

●	U.S. Patent No. 6,673,322 – issued January 6, 2004, expires August 11, 2019, titled “Apparatus for Making a Highly Efficient, Oxygen Rich Fuels;” and

●	U.S. Patent No. 6,663,752 – issued December 16, 2003, expires July 9, 2022, titled “Clean Burning Liquid Fuel Produced via a Self -Sustaining Processing of Liquid Feedstock.”

In addition to the above-listed utility patents, the Company is the assignee of multiple pending provisional applications and non-provisional utility patent applications. Furthermore, the Company is the owner of record for the registered trademark MAGNEGAS in both the United States and Mexico. The Company plans to register trademarks around the name “TARONIS” in the United States.

Corporate Information

We were incorporated under the laws of the State of Delaware on December 9, 2005 as 4307 INC. We subsequently changed our name to MagneGas Corporation; later, to MagneGas Applied Technology Solutions Inc., and then, most recently, to Taronis Technologies, Inc. Effective as of January 30, 2019 at 5:00 p.m. Eastern Time, we effected a one-for-20 reverse stock split, whereby every 20 shares of Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share (the “Reverse Split”). The Reverse Split did not modify the rights or preferences of our Common Stock or affect the number of securities authorized for issuance under our Amended and Restated 2014 Equity Incentive Award Plan. The Reverse Split is intended to increase the price of our Common Stock and bring the Company into compliance with Nasdaq listing standards so that its shares of Common Stock may continue to be traded on The Nasdaq Capital Market. Our principal office is located at 11885 44th Street North, Clearwater, Florida 33762 and our telephone number is (727) 934-3448.

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other items with the Securities and Exchange Commission, or the SEC. We provide access free of charge to all of these SEC filings, as soon as reasonably practicable after filing, on our internet site located at www.TaronisTech.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

S-3

The Offering

Common Stock offered by Taronis:	shares of Common Stock.

Warrants offered by Taronis:	Warrants to purchase up to shares of Common Stock (with a Warrant to purchase shares of Common Stock being issued in connection with each share of Common Stock issued in this offering). Each Warrant will have an exercise price of $ per share and will expire on the 60-month anniversary of the date of issuance. Each Warrant will be exercisable immediately upon issuance. The exercise price of the Warrant will be subject to adjustment in the event we issue additional Common Stock or securities convertible into Common stock at a purchase price that is less than the then-current exercise price of the Warrant, subject to certain exceptions. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%), of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such. See “Description of Securities We are Offering—Warrants” for a discussion on the terms of the Warrants.

Combined offering price per share of Common Stock and accompanying Warrant:	$

Pre-Funded Warrants offered by Taronis:	We are also offering to certain purchasers Pre-Funded Warrants to purchase up to shares of Common Stock, in lieu of purchasing shares of Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share at which the shares of Common Stock are being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%), of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We are Offering—Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants.

Offering price per Pre-Funded Warrant and accompanying Warrant:	$

Common Stock outstanding immediately prior to this offering:

Common Stock to be outstanding immediately after this offering:	shares (including the shares of Common Stock underlying the Pre-Funded Warrants but assuming no exercise of any of the Warrants offered hereby)

Over-Allotment Option	The Underwriting Agreement provides that we will grant to the underwriter an option, exercisable within 30 days after the closing of this offering, to purchase up to additional shares of Common Stock (or Pre-Funded Warrants, if applicable) and/or additional Warrants.

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $ after deducting underwriting discounts and other estimated offering expenses payable by us (assuming no exercise of any of the Warrants or the Pre-Funded Warrants offered hereby). We intend to use the proceeds from this offering to continue our acquisition strategy, for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Nasdaq Capital Market (“Nasdaq”) Symbol:	MNGA. Neither the Warrants nor the Pre-Funded Warrants will be listed for trading on any national securities exchange.

Risk factors:	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Unless otherwise indicated in this prospectus, all Common Stock share and per share information in this prospectus gives effect to the Reverse Split.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 9,498,627 shares outstanding on February 5, 2019 and excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes as of that date:

●	11,554.2 shares of Common Stock issuable upon the exercise of options;

●	145,833.35 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	1,388.9 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	1,250,000 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a warrant offering in July 2018;

●	1,090,000 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in October 2018;

●	1,550,000 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in January 2019; and

●	Shares of Common Stock that are issuable upon (a) the conversion of 499 outstanding shares of Series C Preferred Stock to Common Stock and (b) the conversion of 36,765 outstanding shares of Series E Convertible Preferred Stock to Common Stock.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the Section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

If you purchase securities in this offering, you may experience immediate and substantial dilution.

Based on a public offering price of $ per share of Common Stock and accompanying Warrant, if you purchase shares of Common Stock (or Pre-Funded Warrants) and accompanying Warrants in this offering, you will suffer immediate and substantial dilution of $ per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

You may also incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the securities in this offering. If the holders of outstanding options or warrants or other outstanding convertible securities exercise or convert those options or warrants or other outstanding convertible securities at prices below the public offering price, you will incur dilution. In addition, we may be obligated to issue up to 2,500,000 shares of Common Stock to holders of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in connection with the reset of the conversion price of the Series C Preferred Stock. This would dilute your ownership interest in our Company and any of these events or the perception that these conversions or issuances could occur may have an adverse impact on the price of our Common Stock. This could also impair our ability to raise additional capital through the sale of our securities.

There is no public market for the Warrants or the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants or the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants or Pre-Funded Warrants purchased in this offering will have no rights as holders of Common Stock until such holders exercise their Warrants or Pre-Funded Warrants and acquire our Common Stock.

Until holders of Warrants or Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Warrants or the Pre-Funded Warrants, holders of Warrants or Pre-Funded Warrants will have no rights with respect to the shares of our Common Stock underlying such Warrants or Pre-Funded Warrants. Upon exercise of the Warrants or the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering to continue our acquisition strategy and for working capital and other general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We are currently not in compliance with Nasdaq listing requirements. If we do not regain compliance and continue to meet Nasdaq listing requirements, our Common Stock may be delisted from Nasdaq, which could affect the market price and liquidity of our common stock and reduce our ability to raise additional capital.

On May 7, 2018, we received a notice from Nasdaq indicating that the Common Stock was subject to potential delisting from Nasdaq because for a period of 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). The notification had no immediate effect on the listing or trading of the Common Stock on Nasdaq. Nasdaq stated in its letter that in accordance with the Nasdaq listing requirements, the Company has been provided an initial period of 180 calendar days, or until November 5, 2018, to regain compliance. On November 6, 2018, the Company was informed by Nasdaq Listing Qualifications Staff that the Company’s request for an additional 180-day period to regain compliance, or until May 6, 2019, was granted. To regain compliance with the Bid Price Rule, the bid price of the Common Stock must close at $1.00 per share or more for a minimum of ten consecutive business days and the company must meet all other initial listing standards for the Nasdaq Capital Market. Although the Company effected the Reverse Stock Split as of January 30, 2019 at 5 p.m. Eastern Time, there can be no assurance that the price of our Common Stock will remain high enough to bring the Company into compliance with the Bid Price Rule. If the Company fails to regain compliance during the second 180-day period or by May 6, 2019, then Nasdaq will notify the Company of its determination to delist the Company’s Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

In addition, on December 13, 2018, the Company convened and thereafter adjourned its annual meeting of stockholders due to an inability to achieve a quorum as specified in the Company’s bylaws. While we have not received a notice from Nasdaq, it is likely that our inability to achieve a quorum would be seen as a failure to hold an annual meeting within 12 months of the end of our last fiscal year (the “Annual Meeting Requirement”). In order to maintain our Nasdaq listing, we may need to create a plan of compliance to submit to Nasdaq for review and hold another annual meeting. However, there can be no assurance that Nasdaq will accept our plan or that we will be able to regain compliance with the Annual Meeting Requirement or maintain compliance with any other Nasdaq requirement in the future.

If we are unable to meet these requirements, our Common Stock could be delisted from Nasdaq. If our Common Stock were to be delisted from Nasdaq, our Common Stock could continue to trade on the OTCQB or similar marketplace. Any such delisting of our Common Stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets. Any of these changes could cause the value of your investment to decline.

The Reverse Split may reduce the liquidity of shares of our Common Stock.

The Reverse Split reduced the number of shares of our Common Stock currently outstanding. The reduced number of shares of Common Stock available for trading may reduce the liquidity of shares of our Common Stock, and therefore may adversely affect the value of your investment. Reducing the number of outstanding shares of our Common Stock through the Reverse Split was intended, absent other factors, to increase the per share market price of our Common Stock in order to regain compliance with Nasdaq listing standards. However, other factors, such as our financial results, market conditions and the market perception of the Reverse Split, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split will result in the intended benefits, that the market price of our Common Stock will remain higher following the Reverse Split or that the market price of our Common Stock will not decrease in the future.

S-5

Risks Relating to Our Business

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Over the course of our business development as an alternative energy company, we have established a retail and wholesale platform and network of brokers to sell our synthetic gas, MagneGas2®, for use in the metalworking and manufacturing industries. Our business strategy includes continued expansion of this network by way of acquisitions and organic growth. Recently, to further our strategy, we made changes to our executive management team, including a new chief executive officer and interim financial officer. Our ability to successfully grow will depend on a variety of factors, including the ability of these executive officers to execute our business strategy.

Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there are considerable costs involved in acquiring companies and expanding retail capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached.

Pending and future litigation and government investigations may have a material adverse impact on our financial condition and results of operations.

From time to time, we have been subject to litigation. It is possible that we may be subject to litigation or claims for indemnification in connection with the sale of our Common Stock in inadvertent unregistered transactions that occurred in 2018. The SEC may determine to investigate the unregistered transactions in our Common Stock, which could subject us to potential enforcement actions by the SEC under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and may result in injunctive relief or the imposition of fines. In addition, it is possible that we had other unregistered offers or sales of our Common Stock, other than the aforementioned inadvertent unregistered transactions that occurred in 2018, and we may be subject to litigation or claims for indemnification in connection with any such offers or sales. If any such claims were to succeed, we might not have sufficient funds to pay the resulting damages. There can be no assurance that the insurance coverage we maintain would cover any such expenses or be sufficient to cover any claims against us. In addition to the monetary value of any claim, any litigation, regulatory action or governmental proceeding to which we are a party could adversely affect us by harming our reputation, diverting the time and attention of management, and causing the Company to incur significant litigation expenses, which would all materially and adversely affect our business.

In addition, we may be a party to litigation matters involving our business, which operates within a highly regulated industry. On September 4, 2018, we received notice that a law firm representing the estate of an individual who sustained life-ending injuries while working for an end user of our products had made a claim to our insurance carrier. The matter is under investigation by the U.S. Department of Transportation and the Occupational Health and Safety Administration. The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies.

For more information regarding pending litigation or potential legal proceedings, please see the Sections captioned “Item 3. Legal Proceedings” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, “Item 1. Legal Proceedings” contained in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and our Current Report on Form 8-K filed with the SEC on December 13, 2018.

Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

Our proprietary Plasma Arc Flow® System, which generates hydrogen based synthetic gases through the gasification of various types of liquid feedstocks, has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained in further tests or on a large-scale industrial basis. We are continuing to develop this technology with the goal of replicating these results in additional tests and on an industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that it will be cost competitive in the market.

We may be required to record a significant charge to earnings as we are required to reassess our goodwill or other intangible assets arising from acquisitions.

We are required under U.S. GAAP to review our intangible assets, including goodwill, for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment annually or more frequently if facts and circumstances warrant a review. Factors that may be considered a change in circumstances indicating that the carrying value of our amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization and slower or declining growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined.

Risks Related to Our Intellectual Property

Several patents in our patent portfolio have imperfect chains of title, which could result in ownership challenges by third parties. The cost to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operation or financial results.

Our patents, U.S. Patent No’s. 6,183,604, 6,663,752, and 6,673,322, have defects in their original patent assignments. We have filed several nunc pro tunc assignments to correct the assignment defects for each of these patents (the “Corrective Assignments”). The Corrective Assignments are intended to correct the defects in earlier defective patent assignments such that each patent is valid and enforceable by us. The Corrective Assignments do not replace the assignments previously recorded at the U.S. Patent and Trademark Office. Instead, the Corrective Assignments are intended to repair the defects in the prior patent assignments. Notwithstanding the recordation of the Corrective Assignments, the ownership of each patent may be subject to ownership challenges and the costs to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operations or financial results.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We estimate the proceeds to us before expenses from this offering will be $ (assuming no exercise of any of the Warrants or the Pre-Funded Warrants offered hereby), based on a public offering price of $ per share of Common Stock and accompanying Warrant and $ per Pre-Funded Warrant and accompanying Warrant. We estimate the total expenses of this offering will be $ . We intend to use the net proceeds from this offering to continue our acquisition strategy and for working capital and general corporate purposes. If offering proceeds are used for acquisitions of businesses, we expect those businesses would be independent welding supply companies in the United States. As of the date of this prospectus, we have not entered into an agreement to acquire any business.

If a Warrant holder elects to exercise the Warrants issued in this offering, we may also receive proceeds from the exercise of the Warrants. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering                 shares of our common stock (“Common Stock”), par value $0.001 per share, and warrants to purchase            shares of our Common Stock (the “Warrants”), including the shares of Common Stock issuable upon exercise of the Warrants. The shares of Common Stock and accompanying Warrants are being sold at a combined purchase price of $           per share and accompanying Warrant.

As of February 5, 2019, our authorized capital stock consisted of 190,000,000 shares of Common Stock, of which 9,498,627 shares were issued and outstanding, and 10,000,000 shares of preferred stock (“Preferred Stock”), par value $0.001 per share, of which 499 shares of Series C Convertible Preferred Stock and 36,765 shares of Series E Convertible Preferred Stock are issued and outstanding. In addition, as of February 4, 2019, there were issued and outstanding options to purchase 11,554.2 shares of Common Stock and warrants to purchase 3,891,388.9 shares of Common Stock. The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our certificate of incorporation or by-laws that may delay, defer or prevent a change in control, our board of directors (the “Board”) is authorized, without stockholder approval, to issue shares of Preferred Stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our Common Stock.

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

Effective as of January 30, 2019 at 5 p.m. Eastern Time, the Company effected the Reverse Split at an exchange ratio of one-for-20. The Reverse Split did not modify the rights or preferences of our Common Stock. The Reverse Split is intended to increase the price of our Common Stock and bring the Company into compliance with Nasdaq listing standards so that its shares of Common Stock may continue to be traded on the Nasdaq.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Warrant. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

We are selling to investors in this offering Warrants to purchase shares of our Common Stock for each share of Common Stock purchased in this offering at a combined purchase price of $ . The Warrants will be issued as individual warrant agreements to the investors. We will file a copy of the form of Warrant with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

Exercisability. Each Warrant will be exercisable beginning on the date of closing at an exercise price of $ per share. The Warrants will be exercisable for 60 months from the Initial Exercise Date, but not thereafter. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. In addition, the exercise price will be subject to adjustment in the event we issue additional Common Stock or securities convertible into Common Stock at a purchase price that is less than the then-current exercise price of the Warrant, subject to certain exceptions. We may also at any time reduce the current exercise price with the prior written consent of the holders of a majority in interest of the Warrants then outstanding.

The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the issuance of such shares of Common Stock, the holder may exercise the Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Failure to Deliver Shares of Common Stock upon Exercise. If we fail to timely deliver shares of Common Stock upon exercise of any Warrants within the time period specified in the Warrant, then we are obligated to pay to the holder, as liquidated damages, an amount equal to $10 per trading day (increasing to $20 per trading day on the fifth trading day) for each $1,000 of shares of Common Stock for which the Warrants were exercised which are not timely delivered, until the shares are delivered or the holder rescinds such exercise.

Compensation for Buy-In on Failure to Timely Deliver Shares. If we fail to timely deliver shares of Common Stock to a holder upon exercise of any Warrants, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock which the holder anticipated receiving upon such exercise, then we are obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by us as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that we were required to deliver upon exercise of the Warrants times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Warrants and equivalent number of shares of Common Stocks for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations.

Pro Rata Distributions. If we declare or make any dividend or distribution of our assets (or rights to acquire our assets) to all (or substantially all) of the holders of our Common Stock, by way of return of capital or otherwise (a “Distribution”), then a holder of Warrants will be entitled to participate in such Distribution to the same extent that the holder would have participated in such Distribution had the holder held the number of shares of Common Stock acquirable upon exercise of the Warrants (without regard to any limitations on exercise). To the extent a holder’s right to participate in any Distribution would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in the Distribution to such extent and the relevant portion of the Distribution will be held in abeyance for the benefit of the holder until such time, if ever, as its right to that portion would not result in the holder exceeding the Beneficial Ownership limitation.

Fundamental Transactions. In the case of certain fundamental transactions affecting the Company, a holder of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of Common Stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Rights as a Stockholder. Except as otherwise provided in the Warrant or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

We are selling to certain investors in this offering, in lieu of shares of Common Stock, Pre-Funded Warrants to purchase shares of our Common Stock at a purchase price of $ . The term “pre-funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.01. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%, as applicable), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. We will file a copy of the form of Pre-Funded Warrant with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering.

Exercisability. Each Pre-Funded Warrant will be exercisable beginning on the date of closing at an exercise price of $0.01 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants.

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective, or the prospectus contained therein is not available for the issuance of such shares of Common Stock, the holder may exercise the Pre-Funded Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Failure to Deliver Shares of Common Stock upon Exercise. If we fail to timely deliver shares of Common Stock upon exercise of any Pre-Funded Warrants within the time period specified in the Pre-Funded Warrant, then we are obligated to pay to the holder, as liquidated damages, an amount equal to $10 per trading day (increasing to $20 per trading day on the fifth trading day) for each $1,000 of shares of Common Stock for which the Pre-Funded Warrants were exercised which are not timely delivered, until the shares are delivered or the holder rescinds such exercise.

Compensation for Buy-In on Failure to Timely Deliver Shares. If we fail to timely deliver shares of Common Stock to a holder upon exercise of any Pre-Funded Warrants, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock which the holder anticipated receiving upon such exercise, then we are obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by us as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that we were required to deliver upon exercise of the Pre-Funded Warrants times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Pre-Funded Warrants and equivalent number of shares of Common Stocks for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations.

Subsequent Rights Offerings. If we grant, issue or sell any Common Stock equivalents or other securities or property pro rata to all (or substantially all) of the holders of our Common Stock (the “Purchase Rights”), then a holder of Pre-Funded Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Warrants (without regard to any limitations on exercise). To the extent a holder’s right to participate in any Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in the Purchase Right to such extent and the relevant portion of the Purchase Right will be held in abeyance for the benefit of the holder until such time, if ever, as its right to that portion would not result in the holder exceeding the Beneficial Ownership limitation.

Pro Rata Distributions. If we declare or make any dividend or distribution of our assets (or rights to acquire our assets) to all (or substantially all) of the holders of our Common Stock, by way of return of capital or otherwise (a “Distribution”), then a holder of Pre-Funded Warrants will be entitled to participate in such Distribution to the same extent that the holder would have participated in such Distribution had the holder held the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Warrants (without regard to any limitations on exercise). To the extent a holder’s right to participate in any Distribution would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in the Distribution to such extent and the relevant portion of the Distribution will be held in abeyance for the benefit of the holder until such time, if ever, as its right to that portion would not result in the holder exceeding the Beneficial Ownership limitation.

Fundamental Transactions. In the case of certain fundamental transactions affecting the Company, a holder of Pre-Funded Warrants, upon exercise of such Pre-Funded Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of Common Stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Warrants.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Pre-Funded Warrants and a trading market is not expected to develop.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrant or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

DESCRIPTION OF PREFERRED STOCK

As of February, 5, 2019, we have two series of Preferred Stock outstanding, consisting of 499 shares of Series C Convertible Preferred Stock and 36,765 shares of Series E Convertible Preferred Stock.

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Series C Convertible Preferred Stock

The Company has designated 25,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share, and 499 shares are issued and outstanding. The shares of Series C Convertible Preferred Stock have a stated value of $1,000 and each share is initially convertible into Common Stock at a conversion price of $3.00 per share, subject to adjustment as set forth below. The holders of shares of Series C Convertible Preferred Stock are entitled to receive dividends, when and as declared by the Board and after the occurrence of a triggering event (a “Triggering Event”). Until such time as all Triggering Events then outstanding are cured, the holders shall be entitled to receive dividends at a rate of 18.0% per annum.

At any time the holder may, at its option, convert any shares of Series C Convertible Preferred Shares at an alternate conversion price as follows:

The lower of (A) the applicable conversion price as then in effect and (B) the greater of (x) the floor price then in effect and (y) the lowest of (i) 85% of the Value Weighted Average Price (“VWAP”) of the Common Stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, (ii) 85% of the VWAP of the Common Stock as of the trading day of the delivery or deemed delivery of the applicable conversion notice and (iii) 85% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the ten (10) trading days with the lowest VWAP of the Common Stock during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (II) ten (10).

In lieu of conversion, upon a triggering event, the holder may require the Company to redeem all or any of the shares of Series C Convertible Preferred Stock at a price equal to the greater of (i) the product of (A) the conversion amount of the Series C Convertible Preferred Stock to be redeemed multiplied by (B) a redemption premium of 115% and (ii) the product of (X) the conversion rate with respect to the conversion amount in effect at such time of redemption multiplied by (Y) the product of (1) a redemption premium of 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire redemption payment.

The Company may, at its option following notice to each holder, redeem such amount of Series C Convertible Preferred Stock by paying to each holder the corresponding installment amount in cash. The applicable installment conversion price with respect to a particular date of determination, shall be equal to the lower of (A) the conversion price then in effect and (B) the greater of (x) the floor price then in effect and (y) the lower of (i) 85% of the VWAP of the common stock as of the trading day immediately preceding the applicable Installment Date (as defined in the relevant Securities Purchase Agreement) and (ii) 85% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the ten (10) trading days with the lowest VWAP of the Common Stock during the twenty (20) consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, divided by (B) ten (10).

If the Company elects to effect an installment redemption in lieu of an installment conversion, in whole or in part, such Preferred Shares shall be redeemed by the Company in cash on the applicable Installment Date in an amount equal to 103% of the applicable installment redemption amount.

Series E Convertible Preferred Stock

The Company has designated 455,882 shares of Series E Convertible Preferred Stock, par value $0.001 per share, and 36,765 shares of Series E Convertible Preferred Stock are issued and outstanding. The holders of shares of Series E Convertible Preferred Stock are entitled to receive dividends, when and as declared by the Board. The shares of Series E Convertible Preferred Stock have a stated value of $1.36 per share. The initial conversion price of these preferred shares to common stock will be $1.36. In addition, under the Series E Convertible Preferred Stock designation, the consent of holders representing at least 65% of the aggregate stated value amount of the Series E Convertible Preferred Stock then outstanding shall be required for any change, waiver or amendment to the certificate of designations provided, that 65% must include the holders as long as they beneficially own any preferred shares.

Upon the occurrence of a triggering event (a “Triggering Event”) as disclosed in the Series E Convertible Preferred Stock designation until such time as all Triggering Events then outstanding are cured, the holders shall be entitled to receive dividends at a rate of 18.0% per annum.

At any time the holder may, at its option, convert the Series E Convertible Preferred Stock under an alternate conversion price which is the lower of the applicable conversion price in effect on the applicable conversion date of the applicable alternate conversion and the greater of the following:

a)	the floor price and the lowest of 75% of the closing bid price of the Common Stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, and

b)	75% of the variable weighted average price of the Common Stock as defined in the preferred designation.

In lieu of conversion, upon a Triggering Event, the holder may require the Company to redeem all or any of the shares of Series E Convertible Preferred Stock at a price equal to the greater of calculations as defined in the preferred designation.

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If the holders of outstanding options or warrants or other outstanding convertible securities exercise or convert those options or warrants or other outstanding convertible securities at prices below the public offering price, you will incur dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In addition, we may be obligated to issue up to 2,500,000 shares of Common Stock to holders of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) in connection with the reset of the conversion price of the Series C Preferred Stock. This would dilute your ownership interest in our Company and may have an adverse impact on the price of our Common Stock.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2018 (as adjusted to reflect the 1-for-20 reverse split effected on January 30, 2019) and our capitalization as of September 30, 2018 on an as-adjusted basis, based on a public offering price of $         per share of Common Stock and accompanying Warrant (excluding any proceeds that may be received, and shares of Common Stock that may be issued, upon exercise of the Warrants). You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2018 (unaudited)	As-adjusted

Cash and cash equivalents	$1,835,912	$
Long term debt
Note payable	$520,000		$520,000
Capital leases, net of current	$217,552		$217,552
Total long-term debt	$737,552		$737,552
Stockholders’ equity
Preferred stock: $0.001 par; 10,000,000 shares authorized
Common stock: $0.001 par; 190,000,000 shares authorized, 2,995,854 shares issued and outstanding at September 30, 2018 (on an as-adjusted basis)	$2,996	$
Additional paid-in-capital	$91,272,486	$
Accumulated deficit	$(74,709,958)		$(74,709,958)
Total stockholders’ equity	$16,566,524	$
Total Capitalization	$19,139,998	$

The table above excludes the following securities as of September 30, 2018:

●	11,554.2 shares of Common Stock issuable upon the exercise of options;

●	145,833.35 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	1,388.9 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	1,250,000 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a warrant offering in July 2018;

●	Shares of Common Stock that are issuable upon (a) the exercise of 5,050 Series C Convertible Preferred Warrants outstanding into 5,050 shares of Series C Preferred Stock and the subsequent conversion of said Series C Preferred Stock to Common Stock and (b) the conversion of 36,765 outstanding shares of Series E Convertible Preferred Stock to Common Stock.

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DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the price per share of Common Stock and accompanying Warrant you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of September 30, 2018 was approximately $ , or approximately $ per share of Common Stock based on shares outstanding at that time (as adjusted to reflect the 1-for-20 reverse split effected on January 30, 2019). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of Common Stock (including the shares underlying the Pre-Funded Warrants) and accompanying Warrants to purchase up to shares of our Common Stock in the aggregate amount of $          in this offering at a public offering price of $           per share of our Common Stock and accompanying Warrant (and excluding shares of Common Stock issuable and any proceeds receivable upon exercise of the Warrants or any resulting accounting associated with the Warrants), and after deducting the underwriting discounts and estimated offering expenses payable by us, our net tangible book value as of September 30, 2018 would have been approximately $        , or approximately $          per share of Common Stock based on shares of Common Stock outstanding at that time. This represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution of approximately $          per share to new investors participating in this offering, as illustrated by the following table:

Offering price per share of Common Stock and accompanying Warrant		$
Net tangible book value per share as of September 30, 2018	$
Increase in as-adjusted net tangible book value per share after this offering	$
As-adjusted net tangible book value per share after this offering		$
Dilution in as-adjusted net tangible book value per share to new investors		$

Assuming the Warrants are immediately exercised, this would result in a net tangible book value per share after giving effect to this offering and Warrant exercise of $           , which represents a dilution per share of Common Stock to new investors of $ and an increase in net tangible book value per share to existing shareholders of $          ..

If the underwriter exercises in full its option to purchase up to additional shares of Common Stock (or Pre-Funded Warrants, if applicable) and/or additional Warrants, the as-adjusted net tangible book value per share after this offering would be approximately $ , representing a dilution per share of Common Stock to new investors of $ and an increase in net tangible book value per share to existing shareholders of $        .

        The discussion of dilution, and the table quantifying it, assume the sale of all shares (or Pre-Funded Warrants) and accompanying Warrants covered by this prospectus supplement and no exercise of any of the Warrants offered hereby or any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of September 30, 2018:

●	11,554.2 shares of Common Stock issuable upon the exercise of options;

●	145,833.35 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	1,388.9 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	1,250,000 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a warrant offering in July 2018;

S-12

●	Shares of Common Stock that are issuable upon (a) the exercise of 5,050 Series C Convertible Preferred Warrants outstanding into 5,050 shares of Series C Preferred Stock and the subsequent conversion of said Series C Preferred Stock to Common Stock and (b) the conversion of 36,765 outstanding shares of Series E Convertible Preferred Stock to Common Stock.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or the “Underwriter”) acting as the sole book-running manager and underwriter for this offering. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares of Common Stock (or Pre-Funded Warrants) and Warrants at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus supplement.

The underwriting agreement provides that the obligation of the Underwriter to pay for and accept delivery of the shares of Common Stock (or Pre-Funded Warrants) and Warrants offered by this prospectus supplement are subject to the approval of certain legal matters by the Underwriter’s counsel and to other conditions. The Underwriter is obligated to take and pay for all of the shares of Common Stock (or Pre-Funded Warrants) and Warrants offered by this prospectus supplement if any such shares of Common Stock (or Pre-Funded Warrants) and Warrants are taken, other than those shares of Common Stock and/or Warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable not later than 30 days after the effective date of the underwriting agreement, to purchase up to additional shares of Common Stock and/or additional Warrants to purchase an aggregate of shares of Common Stock, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock and/or Warrants to the Underwriter to the extent the option is exercised. If any additional shares of Common Stock and/or accompanying Warrants are purchased, the Underwriter will offer the additional shares of Common Stock and/or Warrants on the same terms as those on which the other shares of Common Stock and Warrants are being offered hereunder.

Compensation

We have agreed to sell shares of Common Stock (or Pre-Funded Warrants) and Warrants to the Underwriter at a discount equal to 5.25% of public offering price of the Common Stock (or Pre-Funded Warrants) and Warrants. The Underwriter proposes to offer the shares of Common Stock (or Pre-Funded Warrants) and Warrants directly to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the Underwriter may offer some of the shares of Common Stock (or Pre-Funded Warrants) and Warrants to other securities dealers at such price less a concession of up to % or $ per share. After the offering to the public, the offering price and other selling terms may be changed by the Underwriter without changing the proceeds we will receive from the Underwriter.

The following table summarizes the public offering price, underwriting discounts and proceeds before expenses to us assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of Common Stock (or Pre-Funded Warrants) and/or Warrants. The underwriting discount is equal to the public offering price per share less the amount per share the Underwriter pays us for the shares of Common Stock (or Pre-Funded Warrants) and Warrants.

	Per Share and accompanying Warrant	Per Pre-Funded Warrant and accompanying Warrant	Total Without Over- Allotment	Total With Over- Allotment

Public offering price	$	$	$	$
Underwriting discounts	$	$	$	$
Proceeds to us before expenses	$	$	$	$

We estimate the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $ , all of which are payable by us.

Pursuant to the underwriting agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the final closing of the offering.

Lock-Up Agreements

We and each of our Chief Executive Officer, Chief Financial Officer and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock and warrants to purchase shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of 90 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the Underwriter may over-allot in connection with this offering by selling more shares of Common Stock or Warrants than are set forth on the cover page of this prospectus supplement. This creates a short position in our Common Stock or Warrants for the Underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock or Warrants over-allotted by the Underwriter is not greater than the number of shares of Common Stock or Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock or Warrants involved is greater than the number of shares of Common Stock or Warrants in the over-allotment option. To close out a short position, the Underwriter may elect to exercise all or part of the over-allotment option. The Underwriter may also elect to stabilize the price of our Common Stock or Warrants or reduce any short position by bidding for, and purchasing, Common Stock or Warrants in the open market.

The Underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the Underwriter may bid for, and purchase, shares of our Common Stock or warrants in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock or Warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the Underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock or Warrants immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our Common Stock or Warrants in excess of the highest independent bid price by persons who are not passive market makers;
•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock or Warrants during a specified two-month prior period or 200 shares of Common Stock or Warrants, whichever is greater, and must be discontinued when that limit is reached; and
•	passive market making bids must be identified as such.

Other Terms

In addition, we have agreed to reimburse the Underwriter for all reasonable out-of-pocket expenses up to $60,000, including but not limited to reasonable legal fees, incurred by the Underwriter in connection with the offering. If the offering is not consummated, we have agreed to reimburse the Underwriter for its actual expenses, not to exceed $25,000.

We have agreed that if, within 12 months of February 15, 2019, we complete and financing of our securities with any of the purchasers who were first introduced to the Company by the Underwriter in this Offering, we will pay the Underwriter upon the closing of that offering the amount of the discount in this offering.

Our Relationship with the Underwriter

The Underwriter and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter has received, or may in the future receive, customary fees and commissions for these transactions. As of the date hereof, Maxim holds warrants to purchase up to 1,388.9 shares of Common Stock at an exercise price of $1.55 per share, which are exercisable until June 15, 2022.

In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the Underwriter may be required to make for these liabilities.

Electronic Distribution

A prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by the Underwriter. The Underwriter may agree to allocate a number of shares of Common Stock and Warrants to underwriters for sale to their online brokerage account holders. In connection with the offering, the Underwriter may distribute prospectus supplements and accompanying base prospectuses electronically. No forms of electronic prospectus other than prospectus supplements and accompanying base prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The Underwriter has informed us that it does not expect to confirm sales of shares of Common Stock and Warrants offered by this prospectus supplement to accounts over which it exercises discretionary authority.

Other than the prospectus supplement in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Underwriter may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. A copy of the underwriting agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York. Harter Secrest & Emery LLP, Rochester, NY, acted as counsel for the Underwriter in this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2017 and for the year ended December 31, 2017 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.TaronisTech.com.

S-14

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 16, 2018.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 14, 2018.

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 14, 2018.

●

Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 4, 2018, January 17, 2018, January 23, 2018, February 6, 2018 (two on this date), February 14, 2018, February 16, 2018, February 21, 2018 (two on this date), February 27, 2018, March 1, 2018, March 7, 2018, March 8, 2018, March 15, 2018, March 16, 2018, March 19, 2018, March 20, 2018, March 22, 2018, March 26, 2018, April 2, 2018, April 4, 2018, April 9, 2018, April 16, 2018, April 17, 2018, April 24, 2018, May 2, 2018, May 9, 2018, May 10, 2018, May 11, 2018, May 23, 2018, June 4, 2018, June 5, 2018, June 12, 2018, June 14, 2018, June 18, 2018, June 20, 2018, June 28, 2018, July 2, 2018, July 5, 2018, July 30, 2018, August 9, 2018, August 20, 2018, August 29, 2018, August 31, 2018, September 4, 2018 (two on this date), September 13, 2018, September 17, 2018, September 19, 2018, October 1, 2018, October 4, 2018, October 9, 2018, October 11, 2018, October 17, 2018, October 22, 2018, October 23, 2018, October 26, 2018, October 29, 2018, November 1, 2018, November 6, 2018 (two on this date), November 7, 2018 (two on this date), November 8, 2018 (two on this date), November 13, 2018, November 20, 2018, November 27, 2018, November 28, 2018, December 3, 2018, December 6, 2018, December 12, 2018, December 13, 2018 (two on this date), December 18, 2018, January 11, 2019 (two on this date), January 15, 2019, January 18, 2019, January 24, 2019, January 28, 2019, January 31, 2019, February 4, 2019, February 5, 2019 and February 7, 2019 (in each case, except for information contained therein which is furnished rather than filed).

●	Our definitive information statement on Schedule 14C filed with the SEC on January 29, 2018.

●	Our definitive information statement on Schedule 14C filed with the SEC on July 10, 2018.

●	Our definitive information statement on Schedule 14C filed with the SEC on September 10, 2018.

●	Our definitive proxy statement on Schedule 14A filed with the SEC on November 7, 2018.

●	Our definitive information statement on Schedule 14C filed with the SEC on November 13, 2018.

●	The description of our Common Stock contained in our registration statement on S-1 (File No. 333-181775) filed with the SEC on May 30, 2012, as subsequently amended.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address: Taronis Technologies, Inc., 11885 44th Street North, Clearwater, FL 33762, (727) 934-3448.

S-15

PROSPECTUS

MagneGas Corporation

$50,000,000

Common Stock, Preferred Stock,

Warrants, Rights, Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 10 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On June 8, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.85 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $44,443,469 based on 45,899,534 shares of outstanding common stock, of which 40,403,154 are held by non-affiliates, and a per share price of $1.10 based on the closing sale price of our common stock on April 14, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used throughout this prospectus and the prospectus supplement, the terms “MagneGas,” the “Company,” “we,” “us,” and “our” refer to MagneGas Corporation. When we refer to “you,” we mean the holders of the applicable series of securities.

MagneGas®, MagneGas2®, and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners. Solely for convenience, some of our trademarks and service marks referred to in this prospectus may appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trade names, trademarks and service marks.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, information statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2015, filed with the SEC on, respectively, March 23, 2016 and May 16, 2016;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

●	our Current Reports on Form 8-K filed with the SEC on May 18, 2016 and June 6, 2016;

●	our Definitive Information Statement on Schedule 14C filed with the SEC on June 3, 2016; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

Overview

We were organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and our name was changed to MagneGas Corporation.

Our principal executive offices are located at 11885 44th Street North, Clearwater, FL 33762 and our telephone number is (727) 934-3448. Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

Our Products

We currently have three products: the fuel called MagneGas2® for the metal working industry, the equipment primarily known in the firefighting industry, known as MagneTote, and the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, the Company sells metal cutting fuels and ancillary products through its wholly owned subsidiary, Equipment Sales and Service, Inc. (“ESSI”), a Florida corporation.

While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

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Fuel

In the United States, we currently produce MagneGas2®, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting. The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent tests have confirmed that it cuts 38% faster than acetylene. The fuel has similar properties as acetylene making it easier for end users to adopt with limited training.

MagneTote is a storage and transport system that can be used by firefighters, military and first responders which allows quicker access to fuel. The system has been designed to be used in emergency extraction situations.

Equipment

The Plasma Arc Flow® System can gasify many forms of liquids and liquid waste such as used vegetable oils, ethylene glycol and sewage and sludge. Plasma Arc Flow® refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow® refineries range in price from $500,000 to $5 Million.

The Company is pursuing three major market segments:

●	Industrial Gas Sales
●	Equipment Sales for Liquid Waste Processing
●	Use of MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company’s Research and Development focuses on the following:

●	High volume processing of oil
●	Combustion of MagneGas2® with hydrocarbon fuels, such as coal, to reduce emission
●	Third party verification of fuel and equipment safety and performance results

Sales

Industrial Gas Sales

ESSI is being used as a launching platform to accelerate MagneGas2® fuel sales into the Florida market by allowing the Company access to a variety of goods and services for the metal working market and access to acetylene customers for potential conversion into MagneGas2®. In 2015, ESSI had sales of $2,383,981 which includes MagneGas2® fuel sales.

ESSI operates a business of sales and distribution of industrial gases and related equipment from its headquarters in Pinellas Park, Florida.

Additionally, we intend to acquire other gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

The Company has a strategy of selling fuel to the military, the first responder market and major marquee customers in the electric utility and waste to energy industry. The fuel is sourced through ESSI or through local distributor relationships in various states. To that end it has received initial fuel orders from several major customers including utility companies, a transportation company, the U.S. Navy, the Fire Department of New York and several others. All of these sales have long sales cycles as initial orders have been received and filled and the Company is in various stages of the procurement process for additional penetration and recurring orders. The ramp of period for these customers can range from several weeks to several months. In addition, the Company has signed an exclusive distribution agreement with a Florida company to distribute fuel and MagneTote to the first responder market throughout the Southeastern United States.

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Equipment Sales

The Company is pursuing international equipment sales in strategic areas of the world through social media, industry events and a network of independent brokers. The Company also retained two experienced consultants for this market, one with substantial experience in waste-water and hazardous waste remediation and the other with international access to funding and partners through the United Nations.

On November 11, 2015, the Company executed agreements with Green Arc Supply of Louisiana for the sale of a MagneGas2® gasification system for $765,000. A deposit of $382,500 was received at the execution of the agreements with $191,500 due and payable when the system construction is 75% complete, balance due and payable upon the completion of the system construction. The Company has until August 2016 to complete the manufacture of the system.

MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company has completed internal testing both in the United States and Australia of the effect of combusting MagneGas2® with hydrocarbon fuel exhaust and has demonstrated reduced hydrocarbon emission and increased heat with the co-combustion of coal and other hydrocarbon fuels and MagneGas2®.

On September 13, 2014 the Company and FuturEnergy PTY, LTD of Australia signed a term sheet in order to form a Joint Venture (“JV LLC Australia”) for the purposes of pursuing the co-combustion of MagneGas2® fuel with hydrocarbon fuels to reduce emissions. Under the terms of the agreement, each owner of JV LLC Australia controls 50% of the rights to all hydrocarbon fuel emission reductions through co-combustion of MagneGas2® fuel including diesel, gasoline and coal.

On March 20, 2015, the Company and FuturEnergy PTY, LTD finalized a term sheet (the “March 2015 Term Sheet”) with a confidential party from Michigan for a tri-party joint venture implemented through a Delaware limited liability company (the “JV LLC”). Each party owns one-third of the JV LLC which is engaged in the worldwide testing, development, and pursuit of the co-combustion of MagneGas2® with coal and coal by-products in the electric power plant industry. The March 2015 Term Sheet was due to expire on December 31, 2015 unless the three parties agreed to extend the term. During the week of December 14, 2015, the JV LLC successfully tested the co-combustion technology internally. On December 26, 2015, the parties agreed to extend the March 2015 Term Sheet until December 31, 2016. The extension allows the parties to attain verification by an independent agency of the co-combustion technology by December 31, 2016.

A major research center in the United States associated with a large utility company is currently conducting third party testing and validation. The accident at the Company headquarters on April 16, 2015 (please see below under the heading “Accident at Company Facility”) has delayed the supply of fuel for this testing. In late 2015 we began production again of the fuel needed for the co-combustion testing. It is now anticipated that this validation report will be received in 2016. There are, however, many variables associated with the timing of this report. In late 2015, the Company identified the specific fuel characteristics needed to optimize combustion, which is a significant development for this project.

Research and Development

Increased System Efficiency for Greater Fuel Output

The Company has begun working with an advanced power system to test another method of delivering power to the arc within the MagneGas system. Initially analysis has shown that using a more efficient power delivery method could increase fuel output per kilowatt. This testing started in May 2016 and is ongoing.

Sterilization System for Agricultural Use

In early 2015, the Company completed a new generation of mobile systems for use with the sterilization of manures and sewage waste. It has developed a new 50kw Venturi System which was tested at a major hog farm in Indiana. The Company has conducted multiple successful tests at the farm with increasing flow and efficiency rates.

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The pilot plant achieved what was expected, namely it achieved full sterilization of manures processed through the 50kw pilot system. The Company made a presentation to officials at the United States Department of Agriculture in early 2016. The officials indicated that there are grant programs available for these types of projects and the Company has retained a consultant to assist through the grant application process which was submitted May 10, 2016. A decision on the grant application is anticipated to arrive in September 2016.

Facilities

In March 2016, the Company moved into its new headquarters 18855 44th Street North, Clearwater, Florida. This new facility is 18, 000 square feet and has the capacity for three MagneGas systems to run simultaneously for multiple shifts. The Company is in the process of installing all three systems while we continue to produce fuel in our old location

Intellectual Property

The Plasma Arc Flow® refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced. In addition to the patents list below, the Company has several patents pending.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U. S. patents:

U. S. Patent No. 6,926,872 –issued August 9, 2005, expires June 29, 2018, titled “Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;”

U. S. Patent No. 6,972,118– issued December 6, 2005, expires November 13, 2022, titled “Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;”

U. S. Patent No. 7,780,924– issued August 24, 2010, expires June 7, 2029, titled “Plasma-arc-flow apparatus for submerged long lasting electric arcs operating under high power, pressure and temperature conditions to produce a combustible gas;”

U. S. Patent No. 8,236,150 – issued August 7, 2012, expires September 17, 2030, titled, “Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs;”

U.S. Patent No. 6,183,604 – issued February 6, 2001, expires August 11, 2019, titled “Durable and efficient equipment for the production of a combustible and non-pollutant gas from underwater arcs and method therefor;”

U.S. Patent No. 6,540,966 – issued April 1, 2003, expires June 29, 2018, titled “Apparatus and Method for Recycling Contaminated Liquids;”

U.S. Patent No. 6,673,322 – issued January 6, 2004, expires June 29, 2018, titled “Apparatus for Making a Highly Efficient, Oxygen Rich Fuels;” and

U.S. Patent No. 6,663,752 – issued December 16, 2003, expires July 9, 2022, titled “Clean Burning Liquid Fuel Produced Via a Self -Sustaining Processing of Liquid Feedstock.”

In addition to the above-listed utility patents, Magnegas Corporation is the assignee of multiple pending provisional applications and non-provisional utility patent applications. Furthermore, Magnegas Corporation is the owner of record for the registered trademark MAGNEGAS in both the United States and Mexico.

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Accident at Company Facility

On April 16, 2015, there was an accident at the Company’s facilities which occurred during the gas filling process. As a result of the accident, one employee was killed and one was injured but has recovered and has returned to work. Although the Company has Workers Compensation Insurance and General Liability Insurance, the financial impact of the accident is unknown at this time. No customers have terminated their relationship with the Company as a result of the accident. On October 14, 2015 the Company received their final report from the Occupational and Safety Hazard Administration (“OSHA”) related to the accident at the Company headquarters on April 16, 2015. The OSHA report included findings, many of which were already resolved and a proposed citation. The Company was not cited for any willful misconduct and no final determination was made as to the cause of the accident. The Company received citations related to various operational matters with a total fine of $52,000. The Company has also been informed by the U.S. Department of Transportation that it has closed its preliminary investigation with no findings or citations to the Company. The U.S. Department of Transportation has the right to re-open the investigation should new information become available.

The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies.

Employees

We presently have forty one full-time employees. We occasionally have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

●	our limited financial resources and our ability to obtain additional financing;

●	the development and successful commercial acceptance of our products;

●	the cost of compliance with government regulations;

●	that our technology is unproven on a large-scale industrial basis;

●	our dependence on our management team;

●	risks of product liability;

●	our competition, including from significantly larger alternative fuel companies;

●	a slow pace of industry adoption of MagneGas2®; and

●	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of this offering for working capital and other general corporate purposes. Such purposes may include research and development expenditures and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

Our amended certificate of incorporation authorizes 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 7, 2016, there were 45,899,534 shares of our common stock outstanding and 1,000,000 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. Each series of preferred stock is to be issued under our certificate of incorporation and a certificate of designation to be approved by the board of directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

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Of the 10,000,000 shares authorized of preferred stock at a par value of $0.001, 1,000,000 shares have been designated and issued as Series A Preferred Stock, 2,141.1328 shares have been designated and issued as Series B Convertible Preferred Stock, 2,100.5 shares have been designated and issued as Series C Convertible Preferred Stock, 1,060 shares have been designated and issued as Series D-1 Convertible Preferred Stock, and 940 shares have been designated and issued as Series D-2 Convertible Preferred Stock. As of June 7, 2016, only the 1,000,000 shares of Series A Preferred Stock is outstanding. All of the Series B, C, D-1, and D-2 shares previously issued have been converted into shares of Common Stock.

Series A Preferred Stock has liquidation and dividend rights over common stock, which is not in excess of its par value. The preferred stock has no conversion rights or mandatory redemption features. There have been 1,000,000 shares of Preferred Stock issued to an entity controlled by Dr. Ruggero Santilli, Ermanno Santilli, President and CEO, Luisa Ingargiola, CFO and Carla Santilli, Director. Ermanno Santilli and Luisa Ingargiola have no equity interest, only voting control. Each share of Preferred Stock is entitled to 100,000 votes.

Election of Directors

The holders of shares of common stock and the equivalent Series A Preferred Stock, voting together, shall appoint the members of our board of directors. Each share of common stock is entitled to one vote.

Options and Warrants

During the twelve month period ended December 31, 2015, there were 5,486,481 shares of common stock issued in connection with exercises of warrants for gross proceeds to the Company of $6,672,207: 2,326,416 shares (warrants with $1.11 exercise price originally issued during the January 2014 financing), 3,100,000 shares (warrants with $1.31 exercise price originally issued during the October 2014 financing), 21,389 shares (warrants with $1.35 exercise price originally issued during the June 2013 financing), and 38,676 shares (141,465 warrants with $1.35 exercise price originally issued during the June 2013 financing that were exercised on a cashless basis).

During the twelve month period ended December 31, 2015, a consultant exercised, via a cashless exercise, the option to purchase 50,000 shares of common stock at an exercise price of $1.17. The cashless exercise resulted in the consultant receiving 47,500 shares.

During the twelve month period ended December 31, 2015, a non-executive employee exercised, via a cashless exercise, the option to purchase 10,000 shares of common stock at an exercise price of $0.75. The cashless exercise resulted in the non-executive employee receiving 4,565 shares.

In February 2015, the Board granted to three executive employees (including two members of the Board) the option to purchase, in the aggregate, 350,000 shares of common stock at an exercise price of $0.72 (the closing price on February 13, 2015). The vesting schedule of the options was to be determined by the Board based on the Company’s achievement of pre-determined performance criteria. In August 2015, the Board signed resolutions whereby they agreed that the Company had achieved 55% of the pre-determined performance criteria and that the three executive employees should immediately vest in 55% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 192,500 shares. In February 2016, the Board signed resolutions whereby they agreed that the Company had achieved another 45% of the pre-determined performance criteria and that the three executive employees should immediately vest in another 45% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 332,500 shares. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

In June 2015, the Board granted to thirty six non-executive employees the option to purchase, in the aggregate, 250,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

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In June 2015, the Board granted to one executive employee and one non-executive employee the option to purchase, in the aggregate, 80,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

On February 1, 2016, the Board granted to a consultant the option to purchase 50,000 shares of common stock at an exercise price of $1.29 (the closing price on January 29, 2015). These options vested immediately. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

The following is a summary of outstanding options and warrants as of March 31, 2016:

	Options &		Weighted Average
	Warrants	Options	Intrinsic	Exercise	Remaining
	Outstanding	Vested	Value	Price	Term
December 31, 2014	16,169,675	3,217,500	$2.27	$1.41	2.8 years

Granted	680,000		1.20	1.72
Exercised	(5,538,556)
Forfeited	105,289
December 31, 2015	11,802,819	3,435,000	$2.12	$1.32	2.4 years
Granted
Exercised
Forfeited
March 31, 2016	11,802,819	3,332,500	2.12	1.32	2.1 years

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

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In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of March 31, 2016 we had outstanding warrants to purchase 7,702,819 shares of common stock with the following exercise prices and expiration dates:

Number of Shares	Exercise Price	Expiration Date
2,150,000	$1.31	October 2019
608,142	$1.35	June 2018
1,896,552	$2.15	March 2019
1,980,438	$3.00	October 2016
1,067,687	$4.00	March 2017
7,702,819

The exercise prices of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, or other corporate changes.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement to be entered into by the Company and the unit agent named therein under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

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The provisions described in this section, as well as those described under “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

●	directly to investors, including through a specific bidding, auction, or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to the public through underwriting syndicates led by one or more managing underwriters;
●	in privately negotiated transactions;
●	directly to agents;
●	to one or more underwriters acting alone for resale to investors or to the public;
●	in a registered direct offering; or
●	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of convertible preferred. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

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Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of MagneGas Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Stevenson & Company CPAS LLC, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement.

Our financial statements are incorporated by reference in reliance on Stevenson & Company CPAS LLC’s report, given on their authority as experts in accounting and auditing.

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             shares of Common Stock

Warrants to Purchase                  shares of Common Stock

Pre-Funded Warrants to Purchase shares of Common Stock

PROSPECTUS SUPPLEMENT

February      , 2019